Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
AXSOME THERAPEUTICS, INC.

ARTICLE I

The name of this Company is Axsome Therapeutics, Inc. (the “Company”).

ARTICLE II

The registered office of the Company is to be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The registered agent of the Company at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which the Company may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Company is authorized to issue is Two Million (2,000,000) shares, all of which are to be designated “Common Stock” with a par value of $0.0001 per share.

ARTICLE V

The name and mailing address of the Company’s incorporator is Herriot Tabuteau, M.D., c/o Antecip Capital LLC, 630 Fifth Avenue, Suite 2000, New York, NY 10111.

ARTICLE VI

To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Company Law of Delaware or any other law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Company Law of Delaware or such other law of the State of Delaware as so amended.

Any amendment, alteration, change, modification, repeal or rescission of the foregoing provisions of this Article VI by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of a director of the Company occurring prior to, such amendment, alteration, change, modification, repeal or rescission.

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ARTICLE VII

Except as otherwise provided for in Article VI and Article XII, the Company reserves the right at any time, and from time to time, to amend, alter, change, modify, repeal or rescind any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.

ARTICLE VIII

Election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

ARTICLE IX

The number of directors which shall constitute the whole Board of Directors of the Company shall be determined in the manner set forth in the Bylaws of the Company.

ARTICLE X

Meetings of stockholders of the Company may be held within or outside of the State of Delaware, as the Bylaws of the Company may provide.  The books and records of the Company may be kept, subject to any provision contained in the statutes, within or outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Company or in the Bylaws of the Company.

ARTICLE XI

Except as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Company, in furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Company is expressly authorized to make, adopt, amend, alter, change, modify, repeal or rescind any or all of the Bylaws of the Company.

ARTICLE XII

To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which General Company Law of Delaware permits the Company to provide indemnification) through Bylaw provisions, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Company Law of Delaware.

Any amendment, alteration, change, modification, repeal or rescission of the foregoing provisions of this Article XII by the stockholders of the Company shall not adversely affect any right or protection of a director, officer, agent or other person of the Company existing at the time of, or increase the liability of any such director, officer, agent or other person of the Company with respect to any acts or omissions of such director, officer, agent or other person of

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the Company occurring prior to, such amendment, alteration, change, modification, repeal or rescission.

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IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed this Certificate of Incorporation this 11th day of January, 2012.

By:	/s/ Herriot Tabuteau, M.D.
Herriot Tabuteau, M.D.
Incorporator

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
AXSOME THERAPEUTICS, INC.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Axsome Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                                                      The name of the Corporation is Axsome Therapeutics, Inc. (the “Company”).

SECOND:                                       The Certificate was filed with the Office of the Secretary of State of the State of Delaware on January 12, 2012.

THIRD:                                                  Article IV of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of capital stock which the Company is authorized to issue is three million (3,000,000) shares, all of which are to be designated “Common Stock” with a par value of $0.0001 per share.”

FOURTH:                                     The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Company in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH:                                                    The Certificate of Amendment shall be deemed effective upon the date it is filed with the Delaware Secretary of State.

* * * * * * *

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, does hereby execute this Certificate of Amendment of the Certificate of Incorporation this 15th day of April, 2015.

AXSOME THERAPEUTICS, INC.

By:	/s/ Herriot Tabuteau
Herriot Tabuteau
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
AXSOME THERAPEUTICS, INC.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Axsome Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                                                      The name of the Corporation is Axsome Therapeutics, Inc. (the “Company”).

SECOND:                                       The Certificate was filed with the Office of the Secretary of State of the State of Delaware on January 12, 2012.

THIRD:                                                  Immediately upon the filing of this Amendment to the Certificate with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time, will be converted into 7.3445 shares of Common Stock, as constituted following the Effective Time.

FOURTH:                                     To accomplish the foregoing Amendment to the Certificate, Article IV of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of capital stock which the Company is authorized to issue is twenty-five million (25,000,000) shares, all of which are to be designated “Common Stock” with a par value of $0.0001 per share.

Effective as of the close of business on the day that this Certificate of Amendment is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each issued and outstanding share of Common Stock of the Company will automatically be converted, without any further action on the part of the holder thereof, into 7.3445 shares of Common Stock, provided that no fractional shares shall be issued in connection with the foregoing stock split.  All shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of such stock split, such stockholder shall be entitled to receive a cash payment in an amount to be determined by multiplying the fractional share by the fair market value of a share of Common Stock as of the Effective Time.

Each holder of record shall be entitled to receive, upon surrender of the certificate or certificates representing shares of Common Stock immediately prior to the Effective Time, a new certificate or certificates representing the number of shares of Common Stock of which such holder is the holder of record, immediately after the Effective Time.”

FIFTH:                                                    The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Company in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

SIXTH:                                                   The Certificate of Amendment shall be deemed effective upon the date it is filed with the Delaware Secretary of State.

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IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, does hereby execute this Certificate of Amendment of the Certificate of Incorporation this 30th day of October, 2015.

AXSOME THERAPEUTICS, INC.

By:	/s/ Herriot Tabuteau
Herriot Tabuteau, M.D.
Chief Executive Officer